Exhibit 99.1

MDU Resources Welcomes Vernon Dosch to Board of Directors

BISMARCK, N.D. — Nov. 14, 2024 — MDU Resources Group, Inc. (NYSE: MDU) today announced that its board of directors has elected Vernon A. Dosch as a director, effective Nov. 15, 2024.

Dosch, a respected leader with more than 45 years of expertise in the electric utility and broadband industries, brings a deep commitment to community and industry advancement.

“We are excited to welcome Vern to our board,” said Dennis W. Johnson, chair of the board. “His dedication to industry innovation, community service, and proven ability to lead transformation initiatives in the utility sector will be an invaluable addition to our team. Vern’s impressive track record of strategic planning, financial acumen, and relationship-building aligns with our commitment to excellence.”

As a longtime leader at National Information Solutions Cooperative (NISC), Dosch led the company’s growth from start-up to a premier technology provider for the utility and broadband sectors. His expertise in electric distribution, generation and transmission, as well as utility-related technology, has positioned him as a trusted leader. Dosch’s career is marked by an ability to effectively engage with diverse teams and stakeholders—qualities that will enhance the MDU Resources board as it moves forward as a pure-play regulated energy delivery business.

“I am honored to join the board of MDU Resources Group and look forward to contributing to the company’s continued success. With a strong foundation in industry leadership and community service, I am excited to collaborate with the talented team at MDU Resources to drive forward our shared vision of excellence and sustainable growth. Together, we will work to enhance our impact in the energy sector and support the communities we serve.”

Dosch’s involvement in numerous boards, foundations and community service roles, including Bismarck State College Foundation, Missouri Valley United Way and several functions with the State of North Dakota, reflects his commitment to community impact, an integral aspect of MDU Resources' values.

Dosch earned a bachelor’s degree in business administration and accounting as well as a master’s degree in management from the University of Mary. In 2021, he was awarded an Honorary Doctorate of Leadership Honoris Causa from the University of Mary.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P SmallCap 600 index, provides essential products and services through its regulated energy delivery businesses. Founded in 1924, the company is celebrating its 100th anniversary; learn more at www.mdu.com/100th-anniversary. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that MDU

Resources anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in MDU Resources’ filings with the U.S. Securities and Exchange Commission (the “SEC”). These forward-looking statements are based largely on MDU Resources’ expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond its control. For additional discussion regarding risks and uncertainties that may affect forward-looking statements, see "Risk Factors" disclosed in MDU Resources’ most recent Annual Report on Form 10-K and subsequent filings with the SEC. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update the forward-looking statements, whether due to new information, future events, or otherwise.

Investor Contact: Brent Miller, assistant treasurer, 701-530-1730
Media Contact: Byron Pfordte, manager of integrated communications, 208-377-6050